UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2003

THE WISER OIL COMPANY

(Exact name of registrant as specified in is charter)

Delaware	0-5426	55-0522128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8115 Preston Road, Suite 400

Dallas, Texas 75225

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (214) 265-0080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

THE WISER OIL COMPANY

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Item 5.	Other Events.

On August 14, 2003, the maturity date of the Revolving Credit Facility (“Revolver”) was extended from May 2004 to May 2005 under substantially the same terms. In addition, the borrowing base under Tranche A of the Revolver was increased from $40.0 million to $45.0 million while the Tranche B portion of the Revolver was unchanged at $20 million.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is filed with this document:

Item	Exhibits

4.16a	Amendment No. 5 to Second Amended and Restated Credit Agreement dated May 21, 2001 among The Wiser Oil Company and The Wiser Oil Company of Canada, as borrowers, and Union Bank of California, N.A. as U.S. administrative agent, and National Bank of Canada, as Canadian administrative agent, and the banks named therein, dated August 14, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE WISER OIL COMPANY

Date: August 15, 2003	By:	/s/ GEORGE K. HICKOX, JR.
George K. Hickox, Jr. Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Item Number	Exhibit
4.16a	Amendment No. 5 to Second Amended and Restated Credit Agreement dated May 21, 2001 among The Wiser Oil Company and The Wiser Oil Company of Canada, as borrowers, and Union Bank of California, N.A. as U.S. administrative agent, and National Bank of Canada, as Canadian administrative agent, and the banks named therein, dated August 14, 2003.